EXHIBIT 99

                                          Merrill Lynch
                                          Pierce, Fenner & Smith Inc.


                                          World Financial Center
                                          North Tower
                                          New York, New York 10281-1323
                                          212 449 1000

MERRILL LYNCH



December 13, 1996



We confirm that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, a dealer in the General Motors Acceptance Corporation Medium Term Note Program (the "Program"), has acted in compliance with Rule 15c2-8 (the "Rule") under the Securities Exchange Act of 1934, as amended, solely to the extent the Rule is applicable in the offering of Medium Term Notes under the Program.



Merrill Lynch, Pierce, Fenner & Smith
Incorporated


s/  Scott G. Primrose
---------------------
Name:   Scott G. Primrose
Title:  Authorized Signatory

























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Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

212-783-7000

                                                      ----------------
                                                      SALOMON BROTHERS
                                                      ----------------


December 13, 1996



General Motors Acceptance Corporation
3031 West Grand Boulevard
New Center One, Suite 695
Detroit, Michigan  48202

To whom it may concern:

We confirm that Salomon Brothers Inc, a dealer in the General Motors Acceptance Corporation Medium Term Note Program (the "Program"), has acted in compliance with Rule 15c2-8 (the "Rule") under the Securities Exchange Act of 1934, as amended, solely to the extent the Rule is applicable in the offering of Medium Term Notes under the Program.



By:   s/ Martha D. Bailey
-------------------------
Martha D. Bailey
Vice President

                               UBS SECURITIES LLC




                                                December 13, 1996



We confirm that UBS Securities LLC, a dealer in the General Motors Acceptance Corporation Medium Term Note Program (the "Program"), has acted in compliance with Rule 15c2-8 (the "Rule") under the Securities Exchange Act of 1934, as amended, solely to the extent the Rule is applicable in the offering of Medium Term Notes under the Program.



                                                UBS SECURITIES LLC


                                                By:  s/  Gordon Burns
                                                ----------------------
                                                Gordon Burns
                                                Managing Director






















                     299 Park Avenue, New York, N.Y. 10171-0026
                     (212)821-4000, Cable Address: Ubssecur

MORGAN STANLEY

                                                MORGAN STANLEY & CO.
                                                INCORPORATED
                                                1585 BROADWAY
                                                NEW YORK, NEW YORK 10036
                                                (212) 761-4000


                                December 13, 1996


Lisa Gracin
General Motors Acceptance Corporation
3031 West Grand Boulevard
New Center One, Suite 695
Detroit, Michigan  48202

      This letter is to confirm that Morgan Stanley & Co. Incorporated, a dealer in the General Motors Acceptance Corporation Medium-Term Note Program (the "Program"), has acted in compliance with Rule 15c2-8 (the "Rule") under the Securities Exchange Act of 1934, as amended, solely to the extent the Rule is applicable in the offering of Medium-Term Notes under the Program.

      Please do not hesitate to call me on (212) 761-1888 if you have any questions.



                                  Best regards,

                                    s/ Michael M. Fusco
                                    -------------------
                                    Michael M. Fusco

                                 LEHMAN BROTHERS




December 13, 1996



General Motors Acceptance Corporation
3031 West Grand Boulevard
New Center One, Suite 695
Detroit, MI  48202

Dear Sirs:

We confirm that Lehman Brothers Inc., a dealer in the General Motors Acceptance Corporation Medium Term Note Program (the "Program"), has acted in compliance with Rule 15c2-8 (the "Rule") under the Securities Exchange Act of 1934, as amended, solely to the extent the Rule is applicable in the offering of Medium Term Notes under the Program.




s/     J. Wiqdortz
-----------------------
Name:  J. Wiqdortz
Title: Managing Director























                              LEHMAN BROTHERS INC.

                                                            J.P. MORGAN



J.P. Morgan Securities Inc.
60 Wall Street
New York NY
10260-0060



December 13, 1996



General Motors Acceptance Corporation
3031 West Grand Boulevard
New Center One, Suite 695
Detroit, Michigan  48202

Dear Sir or Madam:

We confirm that J.P. Morgan Securities Inc., a dealer in the General Motors Acceptance Corporation Medium Term Note Program (the "Program"), has acted in compliance with Rule 15c2-8 (the "Rule") under the Securities Exchange Act of 1934, as amended, solely to the extent the Rule is applicable in the offering of Medium Term Notes under the Program.


J.P. MORGAN SECURITIES, INC.



By:     s/  Maria Sramek
------------------------
Name:  Maria Sramek
Title: Vice President

BEAR STEARNS
                                             BEAR, STEARNS, & CO. INC.
                                             245 PARK AVENUE
                                             NEW YORK, NEW YORK 10167
                                             (212) 272-2000

                                                           ATLANTA * BOSTON
                                             CHICAGO * DALLAS * LOS ANGELES
                                                   NEW YORK * SAN FRANCISCO

                                             AMSTERDAM * GENEVA * HONG KONG
                                                     LONDON * PARIS * TOKYO



December 13, 1996



Mr. David C. Walker
Director of Liability Management
General Motors Acceptance Corporation
3031 West Grand Boulevard
New Center One, Suite 695
Detroit, Michigan  48202


Dear Mr. Walker:

We confirm that Bear, Stearns & Co. Inc., a dealer in the General Motors Acceptance Corporation Medium Term Note Program (the "Program"), has acted in compliance with Rule 15c2-8 (the "Rule") under the Securities Exchange Act of 1934, as amended, solely to the extent the Rule is applicable in the offering of Medium Term Notes under the Program.


Very truly yours,



s/ Lee A. Sachs
---------------
Lee A. Sachs
Senior Managing Director